Exhibit 10.5

INDUSTRIAL LEASE AGREEMENT

THIS INDUSTRIAL LEASE AGREEMENT (this “Lease”) dated for references purposes only is made between Casimir-Quince, LLC, a Colorado Limited Liability Company, (“Landlord”), and CLS Labs Colorado, Inc., a Florida Corporation (“Tenant”), as of April 1, 2015 (the “Date of this Lease”).

BASIC LEASE INFORMATION
NOTE: This Lease Summary is provided solely as a convenience to summarize certain Lease provisions and not: as a complete summary of all material terms and conditions of the Lease. In the event of any inconsistency between any information shown on this Lease Summary and the provisions of the Lease, the provisions of the Lease shall govern

PREMISES:          Approximately Fourteen Thousand Three Hundred and Ninety Two (14,392) rentable square feet of real property and improvements, located at 1955 South Quince Street, Denver, Colorado 80231, as depicted on Exhibit A.

BUILDING & PROJECT:
An approximately 42,392 square foot industrial building, located on 1.92 acres of real property commonly known as 1955 South Quince Street, Denver, Colorado 80231.  Tenant will have access to approximately 14,392 square feet upon lease commencement.

PERMITTED USE:

Agricultural and horticultural growing facility, including extraction, conversion, assembly and packaging of cannabis and other plant materials, as permitted by and in compliance with any current and future State, city and local laws, rules, ordinances and regulations, as promulgated from time to time, and specifically allowing marijuana cultivation.  Tenant shall be responsible for acquiring and maintaining all State of Colorado industry-specific licenses, permits and/or any other requirements to operate any business at the subject premises. In the event it is determined by any court or legislature that Federal Law preempts the Colorado Statutes permitting marijuana cultivation, Landlord may terminate this lease immediately upon written notice to Tenant.  Tenant agrees to cease any and all marijuana cultivation activities at the premises upon receipt of notice from Landlord that the Colorado Laws permitting marijuana cultivation have been determined to have been preempted by Federal law.

ORIGINAL TERM:  The Lease Term will be for a period of 72 months (6 years) from the Commencement Date.  Subject to Section 1.02, the Term shall commence on March 1, 2015 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on March 31, 2021 (the “Termination Date”).

  Casimir-Quince, LLC, Lease Agreement

OPTION TO RENEW: Tenant is given two (2) options to extend the term on all the provisions contained in this lease, except for minimum monthly rent, for an additional 5 year period ("extended term") following expiration of the preceding term, by giving written notice of exercise of the option ("option notice") to Landlord at least 6 months but not more than 8 months before the expiration of that preceding term.  Provided that, if Tenant is in default on the date of giving the option notice, the option notice shall be totally ineffective, or if Tenant is in default on the date the extended term is to commence, the extended term shall not commence and the options shall no longer be effective.

Minimum monthly rent for each year of the extended term shall increase by 3% from the prior year.

BASE RENT:

PERIOD OF TERM	MONTHLY BASE RENT
4/1/2015 - 6/30/2015	$0.00 [Net/Net/Net]
7/1/2015 – 6/30/2016	$14,392.00 [Net/Net/Net]
7/1/2016 – 6/30/2017	$14,823.76 [Net/Net/Net]
7/1/2017 – 6/30/2018	$15,268.47 [Net/Net/Net]
7/1/2018 – 6/30/2019	$15,726.53 [Net/Net/Net]
7/1/2019 – 6/30/2020	$16,198.32 [Net/Net/Net]
7/1/2020 - 3/31/2021	$16,684.27 [Net/Net/Net]

ESTIMATED INITIAL ANNUAL OPERATING EXPENSES:  To be provided, subject to Exhibit B.  Tenant understands and agrees that Tenant is responsible and will pay, in equal monthly installments, for all operating expenses, property taxes, insurance, building maintenance as the lease will be triple net. Tenant further understands that the owner is unable to provide an estimate of operating expenses at the inception of the lease because the use and ownership of the subject premises is inconsistent and different than the prior use or ownership.

SECURITY DEPOSIT:  $50,000.00. Tenant shall submit to Landlord a security deposit in the amount of $50,000 on April 1, 2015.

TENANT'S PROPORTIONATE SHARE OF BUILDING:  34%

  Casimir-Quince, LLC, Lease Agreement

ADDRESSES FOR NOTICES:
Tenant:  The Tenant’s address for all notices shall be the premises as defined herein.

CLS Labs Colorado, Inc.
11767 South Dixie Highway, Suite 115
Miami, FL 33156

Landlord:    Casimir-Quince, LLC, a Colorado Limited Liability Company
     2577 Bryant Street, Suite 2
     San Francisco, California 94110

1.             Lease of Premises; Compliance with Laws; Surrender.

1.01         Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, upon the terms, covenants and conditions of this Lease.  The Premises are leased “AS IS” except only for the improvements, if any, which are to be constructed by Landlord.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the Premises.  By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition.  The square footages set forth in this Lease are approximate and agreed.  For purposes of this Lease, the term “Property” means the Building and Project (as defined above in the Basic Lease Information).  The Tenant agrees to assume all of the obligations and responsibilities of the Landlord.

1.02         No changes or modifications shall be made to this Lease without the express written consent of Landlord and Tenant.

1.03         Tenant, at its sole expense, agrees to comply with all federal, state and local laws, codes, ordinances, statutes, rules, regulations and other legal requirements (including covenants and restrictions) applicable to the Premises (collectively, “Laws”); provided, however, for purposes of this Lease, in the event of conflict between the provisions, application or enforcement of any federal laws and related state and local laws, Tenant may rely upon state and local laws, unless otherwise notified by Landlord, state or local governmental authorities.  Tenant agrees to cause the Premises to comply with all Laws, including by making any changes to the Premises necessitated by any Tenant activity, including but not limited to changes required by (a) any Tenant Improvements or Tenant Alterations (as defined below), or (b) any use of the Premises or Property by Tenant or any Tenant Entity.  If any activity of Tenant or any Tenant Entity necessitates changes to the Project other than the Premises, then Landlord shall elect that Landlord accomplish the same at Tenant’s expense or that Tenant accomplish the same at its own expense.  In the event that as a result of Tenant’s use, or intended use, of the Premises, the Americans with Disabilities Act or any other Law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or common areas of the Property (as the same are identified from time to time by Landlord for common use) (the “Common Areas”), the parties agree that such modifications, construction or improvements shall be made at Tenant’s expense.  Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas.  Landlord shall have the right, in Landlord’s sole discretion, from time to time, (i) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways, (ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available, (iii) to designate other land outside the boundaries of the Property to be a part of the Common Area, (iv) to add additional buildings and improvements to the Common Areas, and (v) and to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Property as Landlord may, in the exercise of sound business judgment, deem to be appropriate, if applicable.

  Casimir-Quince, LLC, Lease Agreement

1.04         Upon expiration or termination of this Lease, Tenant agrees to remove all of Tenant’s personal property from the Premises and return the Premises to Landlord in the same condition as received by Tenant (excepting normal wear and tear) with all removal, repair, and restoration duties of Tenant, including without limitation pursuant to Section 9.04, being fully performed to Landlord’s reasonable satisfaction.

1.05         Landlord has no duty to provide security for any portion of the Property.  To the extent Landlord elects to provide any security, Landlord is not warranting the effectiveness of any security personnel, services, procedures or equipment and Tenant shall not rely on any such personnel, services, procedures or equipment. Landlord shall not be liable for failure of any such security personnel, services, procedures or equipment to prevent or control, or to apprehend anyone suspected of, personal injury or property damage in, on or around the Property.

2.             Base Rent.  On or before the first day of each calendar month of the Term, Tenant will pay to Landlord the Base Rent for such month.  Tenant shall pay Fixed Minimum Rent and additional rent not payable elsewhere directly to Landlord by delivering such Rent to Landlord at the address set forth as follows:

Casimir-Quince, LLC
2577 Bryant Street
Suite 2
San Francisco, CA 94110

on or before the first day of each month or at such other place or address as Landlord may designate in written notice to Tenant. The records of the Bank of America or any other designated financial institution shall be conclusive as to when each payment was made, and as to whether any late charges are due. The acceptance of late charges and returned check charges by Landlord will not constitute a waiver of any Tenant default nor any other rights or remedies of Landlord.

The initial Security Deposit is due and payable upon execution of this Lease.  Monthly rent for any partial calendar month will be prorated.  All sums and other charges payable by Tenant to Landlord hereunder shall be deemed rent.  Base Rent, Additional Rent, as defined below, and all other amounts payable by Tenant, hereunder, shall be paid without deduction or offset and without prior notice or demand.  All such amounts shall be paid in lawful money of the United States of America and shall be paid to Landlord by wire or electronic transfer, cashier’s check or an automatic payment from Tenant’s bank account to Landlord’s account, in each case without cost to Landlord.  A copy of a voided check has been provided to the Tenant.  Amounts payable hereunder shall be deemed paid when actually received by Landlord.

  Casimir-Quince, LLC, Lease Agreement

Notwithstanding anything in this Lease to the contrary, Tenant acknowledges Tenant's obligation to pay Rent not later than the Rent Commencement Date is absolute and shall not be extended by any delay for any reason. Tenant further acknowledges that this Lease is intended to be a triple net lease for the benefit of the Landlord.

While the approximate square footage of the Premises may be used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT associated with the stated square footage and is NOT subject to adjustment should the actual size of the Premises be determined to be different than the square footage set forth herein.  Tenant acknowledges that Tenant has been provided the opportunity and has been advised to determine the actual square footage prior to executing this lease agreement.

3.             Additional Rent.  Unless otherwise specifically stated in this Lease, any charge under this Lease and other amounts payable by Tenant to Landlord or to third parties as required by this lease which are not specifically denominated as “rent" shall be payable as and shall be deemed to be additional rent. Such sums and amounts shall be payable, without notice, deduction or offset, as and when provided under this Lease, unless no date is specified, in which case such sums shall be payable together with each installment of Base Rent payable hereunder. Tenant shall be responsible for a Proportionate Share of Operating Expenses in accordance with the term as set forth in this Lease.

Notwithstanding anything in this lease to the contrary, Tenant shall be liable for and responsible to Landlord for all items comprising additional rent under this Lease after the earlier of (i) the date Tenant opens for business; or (ii) the Rent Commencement Date. Taxes, insurance and other items of additional rent shall be prorated in an equitable manner. Notwithstanding the foregoing sentence, Tenant shall also be liable for additional rent for the costs of any insurance required pursuant to this Lease after the effective date of this Lease for any liability insurance or course of construction insurance.
No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent and/or Additional Rent herein provided shall be deemed to be other than on account of the earliest Rent due and payable hereunder, nor shall any endorsement or statement on any check, or letter accompanying any check or payment, as Rent be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided in this Lease.

  Casimir-Quince, LLC, Lease Agreement

3.01         Additional Rent as Monthly Rent:

(a) Commencing as of the Rent Commencement Date and continuing during each calendar year or part thereof during the term of this Lease, Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share (as hereinafter defined) of all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year.

(b) Commencing as of the Rent Commencement Date and continuing during each calendar year or part thereof during the term of this Lease, Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share of all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such calendar year.

(c) During each calendar year or part thereof during the term of this Lease, Tenant shall pay to Landlord, as additional rent, its pro rata share of the actual cost incurred by Landlord with respect to all electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities consumed within the Premises, as more particularly described herein (all such costs payable by Tenant pursuant to this Paragraph 5(a)(iii) shall be referred to as "Tenant's Monthly Utility Charge", and all such amounts shall constitute rent hereunder).

(i)  All electricity and water directly serving the Premises ("Direct Electrical and Water Costs") shall be separately metered and Tenant shall pay, as monthly rental, the actual cost (without mark up by Landlord) of all such Direct Electrical and Water Costs either to Landlord as a reimbursement, or, at Landlord's election, as a payment directly to the entity providing such electricity or water.  Such payments to Landlord of Direct Electrical and Water Costs shall be made within thirty (30) days of Landlord's delivery of an invoice to Tenant therefor.

(ii)  With respect to all utility costs for the Premises other than Direct Electrical and Water Costs (collectively, "Other Utility Costs"), Landlord shall have the right, from time to time, to equitably allocate some or all of such Other Utility Costs among different portions or occupants of the Building ("Cost Pools"), in Landlord's reasonable discretion.  The utility costs within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

(d) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money and charges are otherwise designated “additional rent.”  As used in this Lease, “rent” shall mean and include all Base Rent, all additional rent and all other amounts payable by Tenant in accordance with this Lease.

  Casimir-Quince, LLC, Lease Agreement

3.02         The additional rent payable pursuant to sections 3.01(a), 3.01(b), and 3.01(c)(ii) hereof shall be calculated and paid in accordance with the following procedures:

(a) On or before the first day of each calendar year during the term of this Lease, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s estimate of the amounts payable under sections 3.01(a), 3.01(b), and 3.01(c)(ii) hereof for the ensuing calendar year.  On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord, as monthly rent, one-twelfth of such estimated amounts.  If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior calendar year’s estimate until the month after such notice is given.  If at any time it appears to Landlord that the amounts payable under sections 3.01(a), 3.01(b), and 3.01(c)(ii) hereof for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, revise its estimate for such calendar year.  If Landlord delivers its estimate after the first day of a calendar year, or if Landlord revises its estimate for a calendar year, then subsequent payments by Tenant for such calendar year shall be based on such late or revised estimate, as the case may be, with an appropriate adjustment to the amount of such subsequent payments such that, prior to the end of such calendar year or portion thereof during the Lease Term, Tenant shall have paid Landlord’s entire estimate of the amounts payable under sections 3.01(a), 3.01(b), and 3.01(c)(ii) hereof for such calendar year.

(b) Within sixty (60) business days following the end of each calendar year, Landlord shall give Tenant a written statement of the amounts payable under sections 3.01(a), 3.01(b), and 3.01(c) hereof for such calendar year certified by Landlord.  If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installments payable under sections 3.01(a), 3.01(b), and 3.01(c)(ii) hereof.  If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) calendar days after delivery of such statement.  Failure by Landlord to give any notice or statement to Tenant under this section 3.2 shall not waive Landlord’s right to receive, and Tenant’s obligation to pay, the amounts payable by Tenant under sections 3.01(a), 3.01(b), and 3.01(c)(ii) hereof.  During the Lease Term, but in no event more often than once in any one (1) year period, Tenant or its authorized employee or representative shall have the right to inspect the books of Landlord relating to Operating Expenses and Property Taxes, after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord’s office in the Building or at such other location as Landlord may designate, for the purpose of verifying the information in such statement; provided that, if Tenant utilizes an independent accountant to perform such review, then such accountant shall be one of national standing which is reasonably acceptable to Landlord and is not compensated on a contingency basis; and provided further that Tenant shall have no right to inspect such books pertaining to any given period more than ninety (90) calendar days after Landlord shall have delivered the written statement pertaining to such period.

(c) If the term of this Lease ends on a day other than the last day of a calendar year, the amounts payable by Tenant under sections 3.01(a), 3.01(b), and 3.01(c)(ii) hereof applicable to the calendar year in which the end of the term occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including the date on which the end of the term occurs bears to three hundred sixty-five (365).  Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to section 3.02(b) hereof to be performed after such termination.

  Casimir-Quince, LLC, Lease Agreement

3.03         Tenant shall pay all monthly rent (i.e., monthly installments of Base Rent and monthly installments of Landlord’s estimates of amounts payable under sections 3.01(a), 3.01(b), and 3.01(c)(ii) hereof) to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease, without notice, demand, deduction or offset, in lawful money of the United States of America.

Landlord instructs Tenant to pay all such monthly rent to the address specified therefor in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.  If Tenant’s obligation to pay Base Rent hereunder commences on a day other than the first day of a calendar month, or if the term of this Lease terminates on a day other than the last day of a calendar month, then the Base Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month.  Upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent for the first full calendar month of the Term in which monthly Base Rent is payable, which amount Landlord shall apply to the Base Rent for such first full calendar month.

3.04         The following terms shall have the definitions herein specified:

Except as modified herein, “Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance or repair of the Building or providing services in accordance with this Lease, including, without limitation, the following:  (i) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any mortgage or deed of trust encumbering the Building; (ii) costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (iii) water and sewer charges or fees; (iv) license, permit and inspection fees; (v) sales, use and excise taxes on goods and services purchased by Landlord for benefit of tenant; (viii); (vi) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the common areas; (vii) equipment lease payments; (viii) repairs to and physical maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn-out or broken equipment, facilities, parts and installations; (ix), garbage and waste disposal, rubbish removal, plumbing, if caused by tenants use, and other services; (x) inspection or service contracts for elevator, electrical, mechanical, HVAC and other Building equipment and systems;   (xi) legal and other professional fees and expenses (excluding legal fees incurred by Landlord relating to disputes with specific tenants or the negotiation, interpretation or enforcement of specific leases); (xii)  all costs and expenses resulting from work, labor, supplies, materials or services similar or in addition to, or in lieu of, any of the foregoing, or resulting from compliance with any laws, ordinances, rules, regulations or orders with which the Building was not required to comply prior to the Commencement Date, or to comply with any amendment or other change to the enactment or interpretation of any applicable laws from its enactment or interpretation on or before the Commencement Date; (xii) all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building or the amount or validity of any Property Taxes; (xiii) all costs required to comply with any conservation program or required by any law, ordinance, rule, regulation or order that are first enacted, or first interpreted to apply to the Property, after the date of this Lease.

  Casimir-Quince, LLC, Lease Agreement

(a) Operating Expenses shall not include (1) depreciation on the Building (except as specified above), (2) costs of tenants' improvements, (3) real estate brokers' commissions, (4) interest and capital improvements (except the cost of capital improvements and capital assets and interest thereon as specified above), and (5) Direct Electrical and Water Costs or any other amounts for which Tenant is billed pursuant to section 3.1(d) above.

Actual Operating Expenses for each calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses for a full calendar year with one hundred percent (100%) of the total rentable area of the Building occupied during such full calendar year.  Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses for the Building among Cost Pools.  The Operating Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable and consistent manner over all expense years.

(b) “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof, any personal property used in connection with the Building.  Property Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property taxes.  Property Taxes shall not include (i) net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes, or (ii) any tax, assessment, fee or charge paid by Tenant pursuant to section 5.1 hereof.

(c) “Tenant’s Percentage Share” shall mean the percentage specified in the Basic Lease Information and is 34%.

4.             Late Charges.   Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due under this Lease will cause Landlord to incur additional costs not contemplated by this Lease, the exact amount of which will be extremely difficult or impossible to ascertain. Such additional costs include processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Therefore, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord within five (5) days after the date that such amount is due, Tenant shall pay to Landlord a late charge equal to the greater of (a) $250.00, or (b) the highest maximum legal interest rate per annum permitted from time to time under applicable Colorado State Law, of the then delinquent amount.  Such interest shall compound annually.  Tenant will pay a $75.00 handling fee to Landlord, for each returned bank check.  The parties hereby acknowledge, warrant and represent that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of an Event of Default with respect to such overdue amount or prevent Landlord from exercising any or all of the other rights and remedies granted under this Lease.

  Casimir-Quince, LLC, Lease Agreement

In the event Tenant tenders a payment that is returned by the bank for insufficient funds or for any other reason the payment is not negotiated and/or deposited by bank, Tenant shall make all future payments to Landlord by wire or electronic transfer, by cashier’s check or by an automatic payment from Tenant’s bank account to Landlord’s account, in each case without cost to Landlord. The acceptance of late charges and returned check charges by Landlord will not constitute a waiver of any Tenant default nor any other rights or remedies of Landlord.

5.             Security Deposit.  Upon Tenant’s execution of this Lease, Tenant will deposit with Landlord the Security Deposit (as defined above in the Basic Lease Information) in the amount specified in the Basic Lease Information as security for Tenant’s full and faithful performance of every provision under this Lease.  Landlord will not be required to keep the Security Deposit separate from its general funds.  Without limiting or impairing any right Landlord may have or hereafter acquire under this Lease or applicable Law with respect to the Security Deposit, Tenant hereby grants to Landlord a security interest in the Security Deposit.  The Security Deposit is not an advance rent payment or a measure of damages under this Lease.  If Tenant fails to pay any rent due herein, or otherwise is in default of any provision of this Lease, Landlord may, without waiver of the default or of any other right or remedy, use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Landlord or to compensate Landlord for any loss or damage suffered by Tenant’s default.  Within thirty (30) days after written notification by Landlord, Tenant will restore the Security Deposit to the full amount required under this Lease. No part of the Security Deposit is considered to be held in trust or to bear interest (except when required by Law) or to be prepayment for any monies to Landlord by Tenant under this Lease. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with this Lease. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment Landlord shall have no further liability for the return of the Security Deposit; provided, however, that prior to or in connection with such assignment, the successor or transferee confirms in writing to Tenant (i) that it has assumed all of Landlord's obligations under the Lease and has agreed to be bound by the terms of the Lease as the Landlord thereunder, and (ii) that it has received the Security Deposit and is holding such Security Deposit in accordance with the terms of this Lease.

  Casimir-Quince, LLC, Lease Agreement

6.             Use of Premises.

6.01         The Premises will be used and occupied only for the Permitted Use.  Tenant will, at its sole expense; comply with all conditions and covenants of this Lease, and all Laws.  Tenant will not use or permit the use of the Premises, the Property or any part thereof, in a manner that is unlawful or in violation of any Law or, conflicts with or is prohibited by the terms and conditions of this Lease or the rules and regulations promulgated by Landlord and provided to Tenant, from time to time (“Rules and Regulations”), diminishes the appearance or aesthetic quality of any part of the Property, creates waste or a nuisance, or causes damage to the Property.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises nor take or permit any other action in the Premises that would endanger, annoy, or interfere with the operations of, Landlord or any other tenant of the Property.  Tenant shall obtain, at its sole expense, any permit or other governmental authorization required for Tenant to legally operate its business from the Premises.

6.02         In the event of any excessive trash in or outside the Premises, as determined by Landlord in its sole discretion, Landlord will have the right to remove such excess trash, charge all costs and expenses attributable to its removal to Tenant and impose fines in the event Tenant fails to remedy the situation.  Tenant will not cause, maintain or permit any outside storage on or about the Property, unless authorized by Landlord.  In the event of any unauthorized outside storage by Tenant or any Tenant Entity, Landlord will have the right, without notice, in addition to such other rights and remedies it may have, to remove any such storage at Tenant’s expense.

7.             Parking.  All parking will comply with the terms and conditions of this Lease and applicable Rules and Regulations.  Tenant will have the exclusive right to all parking spaces designated by Landlord for public parking.  The parking privileges granted to Tenant are personal to Tenant; Tenant shall not assign or sublet parking privileges.

8.             Utilities and Services.

8.01         Landlord acknowledges that Tenant will receive a minimum of 800 amps of "3 phase" electricity at the Premises (“Minimum Power Requirements").  Tenant agrees to make all arrangements for, and to pay directly all costs of, utility services supplied to the Premises, including but not limited to, water, gas, heat, light, power, telephone, and sewer.  Tenant shall provide complete copies of all utility invoices and/or billing statements to Landlord on a monthly basis.  Failure to timely provide utility invoices and/or billing statements to the Landlord shall be deemed a default of this lease agreement.  Additionally, Tenant shall provide to Landlord proof of payment of all utilities on a monthly basis.  Failure to timely provide proof of payment of Tenant’s utilities shall be deemed a default of this lease agreement.  In the event it is not possible for Tenant to obtain separate utility and/or other services, or if Landlord, in its sole discretion, elects to provide any such utility and/or other services to Tenant, such utility and/or other services may, at Landlord’s discretion, be obtained in Landlord’s name, and Tenant will pay Landlord, as Additional Rent, the cost of any utility services provided by Landlord either:  (a) through inclusion in Operating Expenses (except for excess usage, which will be paid as a separate charge by Tenant to Landlord); (b) by a separate charge payable by Tenant to Landlord; or (c) by a separate charge billed by the applicable utility company and payable directly by Tenant.  Landlord shall separately meter water and electric service to Tenant at Landlord's expense.

  Casimir-Quince, LLC, Lease Agreement

8.02         As long as the Minimum Power Requirements are available to Tenant for the Premises, Landlord will not be liable or deemed in default, nor will there be any abatement of rent, breach of any covenant of quiet enjoyment, partial or constructive eviction or right to terminate this Lease, for (a) any interruption or reduction of utilities, utility services or telecommunication services, (b) any telecommunications or other company (whether selected by Landlord or Tenant) failing to provide such utilities or services or providing the same defectively, and/or (c) any utility interruption in the nature of blackouts, brownouts, rolling interruptions, hurricanes, tropical storms or other natural disasters.    Tenant agrees to comply with any energy conservation programs required by Law or implemented by Landlord.  Landlord reserves the right, in its sole discretion, to designate, at any time, the utility and service providers for Tenant’s use within the Property (other than Tenant’s telecommunications and data service providers); no such designation shall impose liability upon Landlord.  Tenant has satisfied itself as to the adequacy of any Landlord owned utility equipment and the quantity of telephone lines and other service connections to the “Building’s Point of Demarcation” available for Tenant’s use.

9.             Tenant Improvements; Tenant Alterations; Mechanic’s Liens.

9.01         Any improvements to be constructed in the Premises by Tenant prior to Tenant initially commencing use of the Premises are referred to throughout this Lease as “Tenant Improvements.”  All Tenant Improvements will be performed in accordance with the provisions set forth in this Lease, including Tenant Improvements that are the Landlords obligation, and Article 9.02 regarding Tenant Alterations.

9.02         The following provisions apply to “Tenant Alterations” which means and includes (a) any alterations, additions or improvements to the Premises undertaken by or on behalf of Tenant, (b) any utility installations at the Premises undertaken by Tenant, and (c) any repair, restoration, replacement, or maintenance work at the Premises undertaken by or on behalf of Tenant.  Tenant shall not commence any Tenant Alteration without first obtaining the prior written consent of Landlord in each instance.  Tenant shall submit such information regarding the intended Tenant Alteration as Landlord may reasonably require, and no request for consent shall be deemed complete until such information is so delivered.  The following provisions apply to all Tenant Alterations:  (i) Tenant shall hire a licensed general contractor approved by Landlord who, in turn, shall hire only licensed subcontractors; (ii) Tenant shall obtain all required permits and deliver a copy of the same to Landlord.  Tenant shall install all Tenant Alterations in strict compliance with all Laws, permits, any plans approved by Landlord, and all conditions to Landlord’s approval; (iii) Unless Landlord elects otherwise, Tenant shall remove each Tenant Alteration at the end of this Lease or Tenant’s right of possession and restore the Premises to its prior condition, all at Tenant’s sole expense; and (iv) Tenant shall deliver to Landlord, within ten (10) days following installation of each Tenant Alteration, (A) accurate, reproducible as-built plans, (B) proof of final inspection and approval by all governmental authorities, (C) complete lien waivers acceptable to Landlord for all costs of the Tenant Alteration, and (D) a copy of a recorded notice of completion.  Landlord’s approval of any Tenant Improvements and Tenant Alterations and/or Landlord’s approval or designation of any general contractor, subcontractor, supplier or other project participant will not create any liability whatsoever on the part of Landlord.  Notwithstanding the above, Landlord grants Tenant permission, at Tenant’s election, to install an additional HVAC unit, and related equipment and ductwork, provided Tenant complies with the above conditions and acknowledges that the equipment would be Fixture and therefore left in place upon Lease Termination.  Tenant shall pay to Landlord a fee equal to 10% of total costs to compensate Landlord for review of plans, inspection of work, and other activities regarding any Tenant Alterations.

  Casimir-Quince, LLC, Lease Agreement

9.03         Tenant shall pay all costs of Tenant Alterations as and when due.  Tenant shall not allow any lien to be filed.  Tenant shall obtain advance lien waivers and third-party beneficiary agreements from all contractors, subcontractors, suppliers, and others providing equipment, labor, materials, or services, in the form required by Landlord.  If any lien is filed, Tenant shall within ~~5~~   ten (10) days remove such lien.  In addition, if any such lien is filed, then, without waiver of any other right or remedy, Landlord shall have the right to cause such lien to be removed by any means allowed by Law.  All sums expended by Landlord in connection with such lien and/or its removal, including attorney fees, shall be immediately due from Tenant to Landlord, together with interest at the highest maximum legal interest rate per annum permitted from time to time under applicable Colorado State Law, of the then delinquent amount.  Such interest shall compound annually.

9.04         All Tenant Improvements and Tenant Alterations are part of the realty and belong to Landlord.  Tenant shall be solely responsible for all taxes applicable to any Tenant Alterations, to insure all Tenant Alterations and to restore the same following any casualty.  As a condition of Landlord consenting to any Tenant Improvements or Tenant Alterations, Landlord reserves the right to require Tenant to pay an amount determined by Landlord to remove all of any Tenant Improvements or Tenant Alterations and restore the Premises to their condition before any such work commenced (normal wear and tear excepted).  At any time prior to the expiration or earlier termination of this Lease, Landlord may require, upon 10 days’ prior written notice to Tenant, that Tenant remove all, or any part of the Tenant Improvements and/or Tenant Alterations at its sole cost and expense and repair any damage caused by such removal. Provided that Tenant is not in default and has given Landlord notice to vacate Premises as defined herein, Tenant shall be given permission to remove those certain tenant-specific lighting fixtures, ballasts, coffers, shields and lighting wiring not permanently affixed to the Premises. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense.  The provisions of this Article 9 shall survive the expiration or any earlier termination of this Lease.

10.           Repairs.

10.01       Subject to Section 10.02 below, Tenant shall, at all times and at its sole cost and expense, keep all applicable parts of the Premises (including without limitation the Tenant Improvements and Tenant Alterations, windows, glass and plate glass, doors (including, without limitation, overhead and roll up doors), exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings), interior and exterior, and all equipment and facilities within or serving the Premises, in good order, condition and repair regardless of whether the portion of the Premises requiring repairs, or the means of repairing same, are reasonably or readily accessible, and regardless of whether the need for such repairs or maintenance occurs as a result of Tenant’s use, any prior use, vandalism, acts of third parties, Force Majeure (as defined in Article 26 below) or the age of the Premises, reasonable wear and tear excepted.  The standard for comparison of condition will be the condition of the Premises as of the original date of Landlord’s delivery of the Premises and failure to meet such standard shall create the need to repair.  If Tenant does not perform required maintenance or repairs, Landlord shall have the right, without waiver of Default or of any other right or remedy, to perform such obligations of Tenant on Tenant’s behalf, and Tenant will reimburse Landlord for any costs incurred, together with an administrative fee in an amount equal to 10% of the cost of the repairs, within five (5) days following Landlord demand.

  Casimir-Quince, LLC, Lease Agreement

10.02       Landlord shall perform the repair and maintenance of the roof, exterior walls, exterior areas and any other maintenance and repair of exterior, structural, and/or common elements, provided, Tenant shall reimburse Landlord for 100% of any such expense incurred by Landlord due to the act or omission of Tenant or any Tenant Entity.  Tenant expressly waives the benefit of any statute or other legal right now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense, whether by deduction of rent or otherwise, or to terminate this Lease because of Landlord’s failure to keep the Property, or any part thereof in good order, condition and repair.

11.           Insurance.

11.01       Tenant will not do or permit anything to be done within or about the Premises or the Property which will increase the existing rate of any insurance on any portion of the Property or cause the cancellation of any insurance policy covering any portion of the Property (including, without limitation, any liability coverage); provided, however, in the event of either such occurrence, Tenant shall be solely responsible for the payment of such rate increase or for obtaining a comparable substitute insurance policy.  Tenant’s failure to obtain such coverage, as approved by Landlord in Landlord’s sole discretion, with ten (10) days of cancellation shall be considered an event of default.  Tenant will, at its sole cost and expense; comply with any requirements of any insurer of Landlord.  Tenant agrees to maintain policies of insurance described in this Article.  Landlord reserves the right, from time to time, to require additional coverage (including, flood insurance, if the Premises is located in a flood hazard zone), and/or to require higher amounts of coverage, provided such additional coverage or higher amounts of coverage are generally imposed by owners of comparable buildings and projects in the area of the Building and the Project.

  Casimir-Quince, LLC, Lease Agreement

11.02       Tenant shall maintain and produce upon demand by Landlord the following insurance (“Tenant’s Insurance”):

(a)           Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum of $1,000,000.00, and not less than $1,000,000.00 in the annual aggregate, covering third-party bodily injury, property damage, personal injury and advertising injury, product/completed operations as applicable, medical expenses and contractual liability.  Defense costs will be in addition to the limit of liability.  A combination of a General Liability policy and an umbrella policy or excess liability policy may be used to satisfy this limit;

(b)           Property/Business Interruption Insurance written on an All Risk or Special Cause of Loss Form at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises, including for which Tenant has repair obligations and any Tenant Improvements and Tenant Alterations performed by or for the benefit of Tenant.  No coinsurance provision will apply;

(c)           Workers’ Compensation Insurance in amounts not less than the amounts required by Law;

(d)           Employers Liability Coverage of at least $1,000,000.00 (each accident, disease – each employee, disease – policy limit);

11.03       No insurance policy of Tenant shall have a self-insured retention or deductible greater than $5,000.00.

11.04       Any company writing Tenant’s Insurance shall be licensed to do business in the state in which the Premises is located and shall have an A.M. Best rating of not less than A-.

11.05       Tenant will deliver to Landlord (and, at Landlord’s request, to any Mortgagee (as defined in Article 25 below) or to any other third party), simultaneously with its execution of this Lease and thereafter at least 30 days prior to expiration, cancellation or change in insurance, certificates acceptable to Landlord of insurance evidencing, at a minimum, the coverage specified in this Article 11.  All such certificates shall be in form and substance satisfactory to Landlord, shall affirmatively demonstrate all coverage and requirements set forth in this Lease, shall contain no disclaimers of coverage, and shall include that the insurer will endeavor to give the certificate holder 30 days’ written notice prior to cancellation or change in any coverage.  In addition, Tenant will give Landlord at least 30 days’ prior written notice prior to cancellation or change in any coverage.

11.06       Tenant hereby assigns to Landlord all its rights to receive any proceeds of such insurance policies attributable to any Tenant Improvements and Tenant Alterations if this Lease is terminated due to damage or destruction.  Landlord and the Landlord Related Parties shall be named additional insured’s on Tenant’s insurance policies (excluding Workers’ Compensation Insurance); provided, however, that with respect to property insurance covering any Tenant Improvements and Tenant Alterations, Landlord and the Landlord Related Parties shall be loss payee thereunder (and the foregoing designations shall be evidenced on the insurance certificates delivered to Landlord as required hereby).  All insurance to be carried by Tenant will be primary to, and non-contributory with, Landlord’s insurance, and there will be no exclusion for cross-liability endorsements and will in addition to the above coverage specifically insure Landlord against any damage or loss that may result either directly or indirectly from any default of Tenant under Article 13 (Hazardous Materials) herein.  Any similar insurance carried by Landlord will be non-contributory and considered excess insurance only.

Casimir-Quince, LLC, Lease Agreement

11.07       Tenant will name Landlord (and, at Landlord’s request, any Mortgagee (as defined in Article 25 below), Landlord’s agents, and/or any other parties designated by Landlord) as additional insured’s on all insurance policies required of Tenant under this Lease, other than Worker’s Compensation, Employer’s Liability, and Fire and Extended coverage (except on Tenant Improvements or Tenant Alterations to the Premises for which Landlord shall be named loss payee) insuring Landlord and such other additional insured’s regardless of any defenses the insurer may have against Tenant and regardless of whether the subject claim is also made against Tenant.  All insurance policies carried by Tenant will permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy, and will release Landlord and the Landlord Related Parties (as defined in Article 24 below), from any claims for damage to any person, to the Property of which the Premises are a part, any existing improvements, Tenant Improvements and Tenant Alterations to the Premises, and to any furniture, fixtures, equipment, installations and any other personal property of Tenant caused by or resulting from, risks which are to be insured against by Tenant under this Lease, regardless of cause.  The foregoing shall be evidenced in Tenant’s certificate of insurance.  All insurance policies required to be carried by Tenant under this Lease shall be issued by insurance companies authorized to do business in the State of Colorado, with a financial rating of at least Aa rated in the most recent edition of Best's Insurance Reports. All Tenant's insurance or insurance required during construction (other than Worker's Compensation) shall name Landlord, and such other persons or entities as Landlord may from time to time designate, as additional insureds. Tenant's Workers' Compensation Insurance shall contain an employer's contingent liability endorsement. Tenant shall deliver to Landlord certificates of all insurance required to be carried by Tenant hereunder, showing that such policies are in full force and effect in accordance with this Section 6. Tenant shall obtain written undertakings from each insurer under policies maintained by Tenant hereunder to notify Landlord, and any other additional insured thereunder, at least thirty (30) days prior to cancellation, amendment or reduction in coverage under any such policy.

11.08       Landlord will secure and maintain insurance coverage in such limits as Landlord may deem reasonable in its sole judgment to afford Landlord adequate protection.  The premiums for such coverage are “Insurance Premiums” and included as Additional Rent on a pro-rata basis.  Copies of the premiums shall be provided to Tenant by Landlord on an acquisition and renewal basis.  Any proceeds of such insurance shall be the sole property of Landlord to use as Landlord determines.  Tenant will provide, at its own expense, all insurance Tenant deems adequate to protect its interests.

11.09       Without limiting the effect of any other waiver of or limitation on the liability of Landlord set forth herein, and except as provided in Article 12 below, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s personal property, fixtures and equipment, any Tenant Improvements or Tenant Alterations, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.  For the purposes of this waiver, any payment of the deductible required with respect to a party’s insurance policy, shall be deemed covered and recoverable by such party, if under valid and collectable insurance policies.  For purposes of this Section 11.09, “Landlord” shall include the Landlord Related Parties.

  Casimir-Quince, LLC, Lease Agreement

11.10       Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises, including, without limitation, any Tenant Improvements and/or Tenant Alterations (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12.           Waiver of Claims; Indemnification.   Tenant waives all claims against Landlord and the Landlord Related Parties for any damage to any property in or about the Property, for any loss of business or income, and for injury to or death of any persons, unless caused by gross negligence or willful misconduct of Landlord.  Tenant will indemnify, protect, defend and hold harmless Landlord and the Landlord Related Parties from and against all claims, losses, damages, causes of action, costs, expenses and liabilities, including reasonable legal fees, arising out of Tenant’s occupancy of the Premises or presence on the Property, the conduct of Tenant’s business, any default by Tenant, and/or any act, omission or neglect (including violations of Law) of Tenant or its agents, contractors, employees, suppliers, licensees or invitees, successors or assigns (each a “Tenant Entity” and collectively, the “Tenant Entities”).  Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, to the extent arising out of or relating to the gross negligence or willful misconduct of Landlord or the Landlord Related Parties (subject to the provisions of Section 11.09).  However, notwithstanding anything to the contrary contained herein, Landlord shall in no event be liable for (i) injury to Tenant’s business or any loss of income or profit therefrom or for consequential damages or events of Force Majeure (as defined in Article 26), or (ii) sums up to the amount of insurance proceeds received by Tenant (or which would have been received by Tenant under any insurance coverage required to be maintained by Tenant hereunder) for any loss.  The foregoing indemnity by Landlord shall also not be applicable to claims to the extent arising from Tenant’s violations of Law, the negligence or willful misconduct of Tenant or any Tenant Entity.  The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease.

13.           Hazardous Materials.

13.01       “Hazardous Materials” will mean any substance commonly referred to, or defined in any Law, as a hazardous material or hazardous substance (or other similar term), including but not be limited to, chemicals, solvents, petroleum products, flammable materials, explosives, asbestos, urea formaldehyde, PCB’s, chlorofluorocarbons, Freon or radioactive materials.  Tenant may cause or permit Hazardous Materials to be brought upon, kept, stored, discharged, released or used in, under or about any portion of the Property if the same are necessary in Tenant’s normal business operations and as long as Tenant complies in all material respects with all applicable Laws regarding the storage, discharge, release and use of such Hazardous Materials.  If Tenant or any Tenant Entity brings any Hazardous Materials to the Premises or Property, Tenant acknowledges and agrees that by its direct or indirect involvement in the introduction of any Hazardous Materials to the Premises or Property, that Tenant accepts full and complete responsibility for such Hazardous Materials and henceforth on will be considered the Responsible Party as defined by any applicable governmental authority and/or Law.  Further, Tenant shall: (a) use such Hazardous Material only as is reasonably necessary to Tenant’s business; (b) handle, use, keep, store, and dispose of such Hazardous Material in compliance with all applicable Laws; (c) maintain at all times with Landlord a copy of the most current MSDS sheet for each such Hazardous Material, if required by Law to do so; and (d) comply with such other reasonable rules and requirements Landlord may from time to time impose, or with any definition of Hazardous Waste or Law as it may be implemented or modified during or after the term of this Lease.  Upon expiration or earlier termination of this Lease, Tenant will, at Tenant’s sole cost and expense, cause all Hazardous Materials brought to the Premises or the Property by Tenant or any Tenant Entity, to be removed from the Property in compliance with any and all applicable Laws.

  Casimir-Quince, LLC, Lease Agreement

13.02       If Tenant or any Tenant Entity violates the provisions of this Article 13, or perform any act or omission which contaminates or expands the scope of contamination of the Premises, the Property, or any part thereof, the underlying groundwater, or any property adjacent to the Property, or violates or allegedly violates any applicable Law, then Tenant will promptly, at Tenant’s expense, take all investigatory and/or remedial action (collectively called “Remediation”), as directed or required by any governmental authority that is necessary to fully clean up, remove and dispose of such Hazardous Materials and any contamination so caused and shall do so in compliance with any applicable Laws.  Tenant will also repair any damage to the Premises and any other affected portion(s) of the Property caused by such contamination and Remediation.

13.03       Tenant shall immediately provide to Landlord written notice of any investigation or claim arising out of the use by Tenant or any Tenant Entity of Hazardous Materials at the Property or the violation of any provision of this Article 13, or alleged violation of any Law and shall keep Landlord fully advised regarding the same.  Tenant shall provide to Landlord all reports regarding the use of Hazardous Materials by Tenant or any Tenant Entity at the Property and any incidents regarding the same, regardless of whether any such documentation is considered by Tenant to be confidential.  Landlord retains the right to participate in any Remediation and/or legal actions affecting the Property involving Hazardous Materials arising from Tenant’s actual or alleged violation of any provision of this Article 13 or Law.

13.04       Tenant will indemnify, protect, defend and forever hold Landlord, its lenders and ground lessor if any, the Landlord Related Parties, the Premises, the Property, or any portion thereof, harmless from any and all damages, causes of action, fines, losses, liabilities, judgments, penalties, claims, and other costs, including, but not limited to, any Landlord Related Parties’ costs incurred during its participation in any Remediation and/or legal actions as specified in 13.03, arising out of any failure of Tenant or Tenant Entity to observe any covenants of this Article 13.  All provisions of this Article 13 shall survive the expiration of this Lease and any termination of this Lease or of Tenant’s right of possession.

  Casimir-Quince, LLC, Lease Agreement

14.           Landlord’s Access.  Provided that such entry shall not interfere with Tenants normal business operations, Landlord, its agents, contractors, consultants and employees, will have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times following notice to Tenant (which notice may be given orally) to examine the Premises, perform work in the Premises, inspect any Tenant Alterations and/or any Tenant Improvements, show the Premises, exercise any right or remedy, or for any other purpose.  If reasonably necessary, and only with prior notification to Tenant, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions and Tenant shall not have any right to terminate this Lease or abate rent or assert a claim of partial or constructive eviction because of any such closure.  For each of these purposes, Landlord will at all times have and retain any necessary keys and codes to Tenant’s Security Systems to the Premises.  Tenant will not alter any lock or install new or additional locks or bolts on any door in or about the Premises without obtaining Landlord’s prior written approval and will, in each event, furnish Landlord with a new key.  Access by Landlord will not give Tenant the right to terminate this Lease, and will be without abatement of rent or liability on the part of Landlord or any Landlord Related Parties. During any time Landlord enters the Premises for repairs or to perform work therein, Landlord and its contractors shall use reasonable efforts to minimize interference with Tenant’s business within the Premises, including by using reasonable efforts to schedule such repairs or work shall be performed at times mutually agreed upon by Landlord and Tenant.

15.           Damage or Destruction.

15.01       If the Premises is damaged or destroyed by fire or other casualty, Tenant will immediately give written notice to Landlord of the casualty.  Landlord will have the right to terminate this Lease following a casualty if any of the following occur:  (a) insurance proceeds actually paid to Landlord and available for use are not sufficient to pay the full cost to fully repair the damage; (b) Landlord determines that the Premises or the Building cannot be fully repaired within one hundred eighty (180) days from the date restoration commences; (c) the Premises are damaged or destroyed within the last six (6) months of the Term; (d) Tenant is in default of this Lease at the time of the casualty; (e) Landlord would be required under this Lease to abate or reduce Tenant’s rent for a period in excess of 6 months if the repairs were undertaken; or (f) the Property, or the Building in which the Premises is located, is damaged such that the cost of repair of the same would exceed 10% of the replacement cost of the same.  If Landlord elects to terminate this Lease, Landlord will be entitled to retain all applicable Tenant insurance proceeds and Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance, excepting those attributable to Tenant’s furniture, fixtures, equipment, and any other personal property.

15.02       If this Lease is not terminated pursuant to Section 15.01, Landlord will repair the Premises and this Lease shall continue.  The repair obligation of Landlord shall be limited to repair of the Premises excluding any Tenant Improvements, Tenant Alterations, and any personal property and trade fixtures of Tenant.  During the period of repair, rent will be abated or reduced in proportion to the degree to which Tenant’s use of the Premises is impaired, as determined by Landlord, not to exceed the total amount of rent loss insurance proceeds, directly attributable to Tenant’s Premises, Landlord has received.  However, rent will not be abated if Tenant or any of its agents is the cause of the casualty.

  Casimir-Quince, LLC, Lease Agreement

16.           Assignment and Subletting.

16.01       Except as set forth below, Tenant will not, voluntarily or by operation of law, assign, sell, convey, sublet or otherwise transfer all or any part of Tenant’s right or interest in this Lease, or allow any other person or entity to occupy or use all or any part of the Premises (collectively called “Transfer”) without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld or delayed including any other direct Licensees of Redwood Investment Partners, Inc.  Any Transfer without the prior written consent of Landlord shall be void.  Without limiting the generality of the definition of “Transfer,” it is agreed that each of the following shall be deemed a “Transfer” for purposes of this Article 16: (a) an entity other than Tenant becoming the tenant hereunder by merger, consolidation, or other reorganization; and (b) a transfer of any ownership interest in Tenant (unless Tenant is an entity whose stock is publicly traded).   Regardless of whether consent by Landlord is granted in connection with any Transfer, no Transfer shall release Tenant from any obligation or liability hereunder; Tenant shall remain primarily liable to pay all rent and other sums due hereunder to Landlord and to perform all other obligations hereunder.  Similarly, no Transfer, with or without the consent of Landlord, shall release any guarantor from its obligations under its guaranty.  Upon any assignment or sublease, any rights, options or opportunities granted to Tenant hereunder to extend or renew the Term, to shorten the Term, or to lease additional space shall be null and void.  Notwithstanding the foregoing, Landlord acknowledges and hereby consents to Tenant's subletting of the entirety of the Premises for the entirety of the Lease Term, as such Lease Term may be extended, to Picture Rock Holdings, LLC, a Colorado limited liability company.  The provisions of Section 16.02 and 16.03 shall not apply to this subletting of the Premises.

16.02       In the event Landlord consents to a Transfer, the Transfer will not be effective until Landlord receives an amount equal to all attorneys’ fees incurred by Landlord (regardless of whether such consent is granted and regardless of whether the Transfer is consummated) and other expenses of Landlord incurred in connection with the Transfer, and a Transfer fee in an amount determined by Landlord (a minimum fee of $250.00), not to exceed $1,000 per transfer or request to transfer.

16.03       Any consideration paid to Tenant for assignment of this Lease, less any reasonable brokerage commission paid by Tenant with respect to such assignment, shall be immediately paid to Landlord.  In the event of a sublease of all or a portion of the Premises, not less than fifty percent (50%) of all rents payable by the subtenant in excess of rents payable hereunder (allocated on a per square foot basis in the event of a partial sublease) shall be immediately due and payable to Landlord; provided, excess rental shall be calculated taking into account straight-line amortization, without interest, of any reasonable brokerage commission paid by Tenant in connection with the subject sublease transaction.

  Casimir-Quince, LLC, Lease Agreement

16.04       Upon the occurrence of a Default, if the Premises or any portion thereof are sublet, Landlord may, at its option and in addition and without prejudice to any other remedies herein provided or provided by Law, collect directly from the sub lessee(s) all rentals becoming due Tenant and apply such rentals against other sums due hereunder to Landlord.

17.           Default.
Time is of the essence in the performance of all covenants of Tenant.  A “Default” is defined as a failure by the Tenant to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease, including, without limitation, the following:

17.01       Tenant fails to make, as and when due, any payment of Base Rent, Additional Rent, or any other monetary payment required to be made by Tenant herein, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant, as to which time is of the essence, provided that Landlord shall not be required to provide such notice more than once during the 12 month period commencing with the date of such notice.  The second failure (and any subsequent failure) to pay any such amount within ten (10) days after said payment is due during such 12-month period shall be a Default hereunder without notice.

17.02       Landlord discovers that any representation or warranty made by Tenant or any guarantor was materially false when made or that any financial statement of Tenant or of any guarantor of this Lease given to Landlord was materially false.

17.03       Tenant makes any general arrangement or assignment for the benefit of creditors, becomes a “debtor” in a bankruptcy proceeding, is unable to pay its debts or obligations as they occur, or has an attachment, execution or other seizure of substantially all of its assets located at the Property or its interest in this Lease, or any guarantor becomes insolvent, becomes a “debtor” in a bankruptcy proceeding, fails to perform any obligation under its guaranty, or attempts to revoke its guaranty.

17.04       Tenant receives from any governmental authority a “cease and desist”, “stop work” or any other order which prohibits or prevents Tenant’s use of the Premises for its intended purpose for a period of more than thirty (30) days.  Unless the Tenant has cured the “cease and desist” and continues to pay Base Rent and Additional Rent as described herein.

17.05       Landlord determines, in Landlord’s sole discretion, that as a result of a change in applicable laws, ordinances, rules or regulations, or the interpretation or enforcement thereof, Tenant’s tenancy under this Lease and continued use of the Premises for its intended purpose is or will become illegal or violate any applicable laws

17.06       Tenant fails to observe, perform or comply with any of the non-monetary terms, covenants, conditions, provisions or rules and regulations applicable to Tenant under this Lease other than as specified above in this Article 17; provided, if such failure (a) is not intentional on the part of Tenant, (b) is not the type of failure as to which Landlord shall have previously given Tenant written notice, (c) does not constitute a default or violation under any loan or other agreement to which Landlord is a party, and (d) is, in the sole opinion of Landlord, a curable failure, then such failure shall not be a “Default” unless Tenant does not cure such failure within 20 days following written notice of such failure from Landlord, provided, however, that if said failure cannot be cured with such 20 day period, said cure period may be extended for such reasonable period (not to exceed 60 days) as may be required provided that Tenant has commenced and continued to diligently pursue such cure within 10 business days after Landlord’s notice.    The foregoing Tenant cure period shall in no event apply to any of the following: Tenant’s (i) failure to provide an estoppel certificate when and as required under Section 20 of this Lease; (ii) failure to maintain insurance required under Article 11 of the Lease; (iii) failure to vacate the Premises upon the expiration or earlier termination of the Lease; (iv) failure to comply with any obligation under the Lease pertaining to Hazardous Materials; (v) failure to provide a subordination agreement when and as required under Section 25 of this Lease; (vi) failure to comply with or any default under Sections 17.04, 17.05 or 17.06, above; and (vi) any other matter provided for in another subparagraph of this Article 17 for which another time limit is provided elsewhere in the Lease.

  Casimir-Quince, LLC, Lease Agreement

18.           Remedies of Landlord.

18.01       If Tenant fails to perform any duty or obligation of Tenant under this Lease, Landlord may at its option, without waiver of Default nor any other right or remedy, perform any such duty or obligation on Tenant’s behalf.  The reasonable costs and expenses of any such performance by Landlord will be immediately due and payable by Tenant upon receipt from Landlord of the reimbursement amount required.

18.02       Upon a Default, with written notice, and without limiting any other of Landlord’s rights or remedies, Landlord may:

(a)           Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Re-letting (defined below) and any deficiency that may arise from re-letting or the failure to re-let the Premises.  “Costs of Re-letting” shall include all reasonable costs and expenses incurred by Landlord in re-letting or attempting to re-let the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b)           Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises.  Landlord may (but shall not be obligated to) re-let all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine.  Landlord may collect and receive all rents and other income from the re-letting.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Re-letting and any deficiency arising from the re-letting or failure to re-let the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

  Casimir-Quince, LLC, Lease Agreement

(c)           Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises is located.

18.03       In lieu of calculating damages under Section 18.02, Landlord may elect to receive as damages the sum of (a) all rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Re-letting.  “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

18.04       If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.  The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease.  No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any right or remedy granted to Landlord by statute or common law, and each and every such right and remedy will be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

18.05       Costs related to Eviction and/or collection of monies owed: Any and all such reasonable costs incurred by the Landlord in connection with an Eviction of the Tenant and/or collection of monies owed by the Tenant shall be reimbursed in full by the Tenant to the Landlord. Such costs include, but are not limited to, court costs, legal costs, removal of Tenant’s possessions from the premises, costs to impose a garnishment on wages to collect the monies owed, etc. In addition, all such costs and monies owed by the Tenant to the Landlord shall be subject to the maximum legal interest rate in the state of Colorado, which shall be compounded monthly.  Furthermore, the Tenant agrees to reimburse the Landlord for its time in connection with such efforts at an hourly rate of $100.00 (one-hundred and 00/100 dollars).

19.           Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively, “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If all or a material portion of the rentable area of the Premises are taken by Condemnation, Tenant may, at Tenant’s option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  Landlord shall also have the right to terminate this Lease if there is a taking by Condemnation of any portion of the Building or Property, which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  If neither party terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken or for severance damages.

  Casimir-Quince, LLC, Lease Agreement

20.           Estoppel Certificates; Financial Statements.

20.01       Tenant will execute and deliver to Landlord, within 10 days after written request from Landlord, a commercially reasonable estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any default and the amount of rent that is due and payable. The estoppel certificate will serve as confirmation of the terms of the Lease by, Landlord, prospective buyers and lenders, and any other third parties designated by Landlord.  If Tenant fails to execute and deliver such estoppel certificate within the ten (10) day period, the estoppel certificate shall be deemed to be binding upon the Tenant.

20.02       Within 10 days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requests regarding Tenant or any assignee, subtenant, or guarantor of Tenant.  Tenant represents and warrants to Landlord that each financial statement is a true and accurate statement.

21.           Notices.  All communications and notices required under this Lease shall be in writing and shall be addressed to the respective address of the receiving party.  All notices to Tenant shall be given by reputable overnight courier, U. S. mail (return receipt required, postage prepaid), email, or hand delivery, and shall be deemed received on the date of delivery (or attempted delivery) as evidenced by return receipt.  Any notice to Tenant may also be given by posting at the Premises and shall be effective upon such posting.  At any time during the Term, Landlord or Tenant may specify a different Notice Address (excluding post office boxes) by providing written notification to the other.   If there is more than one (1) person or entity comprising Tenant, then all notices, consents, waivers or other communications under this Lease may be given by or to any one of such persons or entities, and when so served, shall have the same force and effect as if given or served upon each such person or entity, and each such person or entity hereby designates each other such person or entity as its agent for service of such notices in accordance herewith. Notwithstanding the foregoing, any option to extend must be exercised with respect to the entire Premises and Parking Area.

22.           Holdover.  If Tenant remains in possession of all or any part of the Premises with Landlord’s prior written consent after the expiration or termination of this Lease or of Tenant’s right to possession, such possession will constitute a month-to-month tenancy which may be terminated by either Landlord or Tenant upon 30 days written notice and will not constitute a renewal or extension of the Term.  If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 200% of the sum of the greater of (a) Base Rent and Additional Rent due for the period immediately preceding the holdover, and (b) then-current fair market rent for the Premises as reasonably determined by Landlord.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all damages (including, without limitation, consequential, indirect and special) that Landlord suffers from the holdover.

  Casimir-Quince, LLC, Lease Agreement

23.           Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE BUILDING, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE BUILDING IF THE BUILDING WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 80% OF THE VALUE OF THE BUILDING (CALCULATIONS OF EQUITY SHALL BE MADE AS OF THE INITIAL DATE TENANT NOTIFIES LANDLORD OF THE ACTUAL OR ALLEGED DEFAULT OR OTHER CLAIM).  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY OF LANDLORD’S TRUSTEES, MEMBERS, PRINCIPALS, BENEFICIARIES, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, MASTER LESSOR, MASTER LESSOR’S MEMBERS, EMPLOYEES AND REPRESENTATIVES, MORTGAGEES (AS DEFINED IN ARTICLE 25 BELOW) OR OTHER SECURED PARTIES AND AGENTS (EACH A “LANDLORD RELATED PARTY”). NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND ANY MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR OTHER ENCUMBRANCES ON THE BUILDING, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

24.           Subordination.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancing and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”.  This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall, within ten (10) days of request therefor, execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease.

24.01       Upon enforcement of any rights or remedies under any mortgage or deed of trust to which this Lease is subordinated (including proceedings for judicial foreclosure or a trustee's sale pursuant to a power of sale, or deed in lieu of foreclosure delivered by Landlord to the mortgagee or beneficiary thereunder), Tenant shall, at the election of the purchaser or transferee under such right or remedy, attorn to and recognize such purchaser or transferee as Tenant's landlord under this Lease, Tenant shall execute and deliver any document or instrument required by such purchaser or transferee confirming the attornment hereunder.

  Casimir-Quince, LLC, Lease Agreement

25.           Force Majeure.  Landlord will not be deemed in breach or default of this Lease or have liability to Tenant, nor will Tenant have any right to terminate this Lease or abate rent or assert a claim of breach of any covenant of quiet enjoyment or partial or constructive eviction, because of Landlord’s failure to perform any of its obligations under this Lease if the failure is due in part or in full to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond Landlord’s reasonable control (“Force Majeure”).  If this Lease specifies a time period for performance of an obligation by Landlord, that time period will be extended by the period of any delay in Landlord’s performance caused by such Force Majeure events as described herein.

26.           Landlord/Tenant Relationship.  Tenant agrees and acknowledges that in performing their respective obligations pursuant to this Lease, Landlord and Tenant shall be considered solely as a landlord and tenant, respectively, and not as an employee, agent or partner of, or joint venture partner with, or fellow cooperative or collective member or affiliate of the other Party.  Lessee shall not be subject to the general supervision or control of Landlord regarding Tenant’s use of the Premises under this Lease and shall be free to set its own business procedures subject to the provisions of this Lease.  Any employee, associate, subcontractor, assistant or other persons whom Tenant retains (collectively, “Assistants”) in connection with the use of the Premises shall be at Tenant’s own cost and expense and will not, in any event, be or be deemed to be an agent or employee of Landlord, its members or affiliates.

27.           Option to Renew

27.01           Tenant shall have the option to renew this Lease for two (2) additional term of five (5) years, commencing upon the expiration of the initial Lease Term.  The renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not earlier than nine (9) months or later than six (6) months prior to expiration of the initial Lease Term.  Notwithstanding the foregoing, at Landlord’s election, this renewal option shall be null and void and Tenant shall have no right to renew this Lease if on the date that Tenant exercises its renewal option or as of the date immediately preceding the commencement of the renewal period: (a) Tenant is in default under the Lease beyond any applicable cure periods; (b) all or any portion of the Premises is sublet other than as permitted pursuant to this Lease; (c) the Lease has been assigned prior to such date; (d) the Tenant or subtenant originally named herein is not occupying the Premises; or (e) the Premises is not intended for the exclusive use of Tenant or subtenant during the renewal term.

27.02           If Tenant exercises the renewal option, then all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial Lease Term shall apply during the renewal term, except that (a) Tenant shall have no further right to renew this Lease, (b) Tenant shall take the Premises in their then “as-is” state and condition, (c) the rates for parking in the Building shall be as reasonably determined by Landlord based on the then current rates for parking in the Building, and (d) the Base Rent payable by Tenant for the Premises shall increase by 3% per year from Base Rent in effect for the prior year.

  Casimir-Quince, LLC, Lease Agreement

BASE RENT: Renewal Option 1

4/1/2021 – 3/31/2022	$17,184.80 [Net/Net/Net]
4/1/2022 – 3/31/2023	$17,700.34 [Net/Net/Net]
4/1/2023 – 3/31/2024	$18,231.35 [Net/Net/Net]
4/1/2024 – 3/31/2025	$18,778.29 [Net/Net/Net]
4/1/2025 – 3/31/2026	$19,341.64 [Net/Net/Net]

BASE RENT: Renewal Option 2

4/1/2026 – 3/31/2027	$19,921.89 [Net/Net/Net]
4/1/2027 – 3/31/2028	$20,519.55 [Net/Net/Net]
4/1/2028 – 3/31/2029	$21,135.14 [Net/Net/Net]
4/1/2029 – 3/31/2030	$21,769.19 [Net/Net/Net]
4/1/2030 – 3/31/2031	$22,422.27 [Net/Net/Net]

28.           Miscellaneous Provisions.

28.01       Whenever the context of this Lease requires, the word “person” shall include any entity, and the singular shall include the plural and the plural shall include the singular.  If more than one person or entity is Tenant, the obligations of each such person or entity under this Lease will be joint and several.  The terms, conditions and provisions of this Lease will apply to and bind the heirs, successors, executors, administrators and assigns of Landlord and Tenant.  No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.  Time is of the essence for the performance of each term, condition and covenant of this Lease.

28.02       The captions and headings of this Lease are used for the purpose of convenience only.  This Lease contains all of the agreements and conditions made between Landlord and Tenant and may not be modified in any manner other than by a written agreement signed by both Landlord and Tenant.  Any statements, promises, agreements, warranties or representations, whether oral or written, not expressly contained herein will in no way bind Landlord and Tenant expressly waives all claims for damages by reason of any statements, promises, agreements, warranties or representations, if any, not contained in this Lease.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by a regional vice president or higher title of Landlord or of Landlord’s management company, and no custom or practice which may develop between the parties during the Term shall waive or diminish the Landlord’s right to enforce strict performance by Tenant of any terms of this Lease.  Additionally, regardless of Landlord’s knowledge of a default at the time of such acceptance, the acceptance of rent or any other payment by Landlord will not constitute a waiver by Landlord of any default by Tenant.   Failure of Landlord to declare an Event of Default immediately upon the occurrence thereof, or delay in taking any action in connection therewith shall not waive such Event of Default, but Landlord shall have the right to declare any such Event of Default at any time thereafter. No waiver by Landlord of an Event of Default, or any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on Landlord unless made in writing and no such waiver shall be implied from any omission by Landlord to take action with respect to such Event of Default or other such matter. No express written waiver by Landlord of any Event of Default, or other such matter, shall affect or cover any other Event of Default, matter or period of time, other than the Event of Default, matter and/or period of time specified in such express waiver. One or more written waivers by Landlord of any Event of Default, or other matter, shall not be deemed to be a waiver of any subsequent Event of Default, or other matter, in the performance of the same provision of this Lease. Acceptance of Rent by Landlord hereunder shall not, in and of itself, constitute a waiver of any Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rent so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. All of the remedies permitted or available to Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative; invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

  Casimir-Quince, LLC, Lease Agreement

This Lease is governed and construed in accordance with the laws of the state in which the Premises are located, and venue of any legal action will be in the county where the Premises are located.

28.03       This Lease has been fully reviewed by both parties and shall not be strictly or adversely construed against the drafter.  If any provision contained herein is determined to be invalid, illegal or unenforceable in any respect, then (a) such provision shall be enforced to the fullest extent allowed, and (b) such invalidity, illegality, or unenforceability will not affect any other provision of this Lease.  All provisions of this Lease have been negotiated by Landlord and Tenant at arm's length and neither party shall be deemed the scrivener of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties as Landlord or Tenant.

28.04       Except as required under Articles 20 and/or 25 of this Lease, Tenant hereby agrees not to disclose any terms of this Lease without the prior written consent of Landlord or as required by law.  Tenant shall not record this Lease or any short form memorandum hereof.

28.05       All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of this Lease.

28.06       Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease, other than the person(s) listed in the Basic Lease Information.  Landlord and Tenant each agree to indemnify the other against all costs, expenses, legal fees and other liability for commissions or other compensation claimed by any other broker or agent by reason of the act or agreement of the indemnifying party.  The provisions of this Section 29.06 shall survive the expiration or earlier termination of this Lease.

  Casimir-Quince, LLC, Lease Agreement

28.07       The grant of any consent or approval required from Landlord under this Lease shall be provided only by proof of a written document signed and delivered by Landlord expressly setting forth such consent or approval.  Unless otherwise specified herein, any such consent or approval may be withheld in Landlord’s sole discretion.  Notwithstanding any other provision of this Lease, the sole and exclusive remedy of Tenant for any alleged or actual improper withholding, delaying or conditioning of any consent or approval by Landlord shall be the right to specifically enforce any right of Tenant to require issuance of such consent or approval on conditions allowed by this Lease.

28.08       Tenant agrees to abide by, keep and observe, and shall cause its employees, suppliers, shippers, customers, agents, contractors and invitees to so abide by, keep and observe, all Rules and Regulations and all additions and amendments to the same of which Landlord provides written notice to Tenant. Landlord will not be responsible to Tenant for any nonperformance by any other tenant, occupant or invitee of the Property of any said Rules and Regulations.

28.09       Tenant will not place any signage on or about the Property, or on any part thereof, without the prior written consent of Landlord, which Landlord may withhold or condition in its sole discretion.  Tenant is expressly prohibited from using any signage or advertising which employs marijuana related symbols, language, phrases or terms, as determined in Landlord’s sole discretion.  All Tenant signage will comply with the terms and conditions of this Lease, the all applicable Laws, and sign criteria for the Building as promulgated by Landlord from time to time and the Rules and Regulations and/or other criteria, which Landlord may establish from time to time.

28.10       If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all reasonable costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs.  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

28.11       Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

  Casimir-Quince, LLC, Lease Agreement

28.12       Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS LEASE.  THE TENANT AND/OR THEIR GUESTS, INVITEES, ETC COLLECTIVELY AND INDIVIDUALLY (COLLECTIVELY THE “PARTICIPANTS”) WAIVE A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH PARTICIPANTS AND LANDLORD/OWNER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS LEASE AGREEMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ANY AND ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY LESSEE, AND LESSEE HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  LESSEE FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AGREEMENT AND IN THE MAKING OF THIS WAIVER, BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

28.13       Solely for the purpose of effectuating Tenant’s indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of Tenant), Tenant specifically and expressly waives any immunity that it may be granted under applicable federal, state or local Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts.  Furthermore, the indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts.  The parties acknowledge that the foregoing provisions of this Section have been specifically and mutually negotiated between the parties.

28.14       Landlord and any successor Landlord have the right to sell the Property or any portion of it, or to assign its interest in this Lease, at any time and from time to time.  Upon the sale or any other conveyance by Landlord of the Property, or a portion thereof which includes the Premises, Landlord shall be released from all obligations and liability under this Lease arising out of any act, event, occurrence or omission occurring or existing after the date of such conveyance, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.

28.15       Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

28.16       If any term or provision of this Lease, or the application thereof to any person or circumstance, shall be invalid or unenforceable, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. This Lease shall be construed and enforced in accordance with the laws of the State of Colorado.

  Casimir-Quince, LLC, Lease Agreement

28.17       This Lease, together with the Exhibits hereto, contains all the representations and the entire understanding between the parties with respect to the subject matter hereof. The Exhibits to this Lease are fully incorporated herein by reference. Any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease and the Exhibits hereto. All reliance with respect to representations and warranties is solely upon the representations and warranties contained in this Lease. This Lease may be modified or amended only by an agreement in writing signed by each of the parties.

Landlord and Tenant have executed this Lease as of the day and year first above written.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.

TENANT: CLS Labs Colorado, Inc. a Florida Corporation By: /s/ Jeffrey I. Binder Name: Jeffrey I. Binder Title: Chairman, President and Chief Executive Officer	LANDLORD: Casimir-Quince , LLC, a Colorado Limited Liability Company By: /s/ Christopher F. Mayo Name: Christopher F. Mayo Title: Managing Member

[Exhibits attached hereto and incorporated by reference herein.]

  Casimir-Quince, LLC, Lease Agreement

Exhibit A

Floor Plan of Premises

*

* Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

Casimir-Quince, LLC, Lease Agreement

Exhibit B

Estimated Additional Rent (Annual)

Property Taxes - $16,703.28

Otis Elevator - $3,033.12

Landscaping - $442.00

Snow Plowing - 340.00

  Casimir-Quince, LLC, Lease Agreement

Exhibit C

GUARANTY OF LEASE

WHEREAS, a certain Lease of even date herewith has been, or will be, executed by and between, Casimir-Quince, LLC, herein referred to as "Landlord," and CLS Labs Colorado, Inc. a Florida Corporation, herein referred to as "Tenant," covering certain Premises at 1955 South Quince Street, Denver CO, 80231.

WHEREAS, the Landlord under said Lease requires as a condition to its execution of said Lease that the undersigned guaranty the full performance of the obligations of Tenant under said Lease; and

WHEREAS, the undersigned is desirous that Landlord enter into said Lease with Tenant.

NOW THEREFORE, in consideration of the execution of said Lease by Landlord, the undersigned hereby unconditionally guarantees the full performance of each and all of the terms, covenants and conditions of said Lease to be kept and performed by said Tenant, including the payment of all rentals and other charges to accrue thereunder.  The undersigned further agrees as follows:

1.           That this covenant and agreement on its part shall continue in favor of the Landlord notwithstanding any extension, modification, or alteration of said Lease entered into by and between the parties thereto or their successors or assigns, or notwithstanding any assignment of said Lease, with or without the consent of the Landlord, and no extension, modification, alteration or assignment of the above referred to Lease shall in any manner release or discharge the undersigned and it does hereby consent thereto.

2.           This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of the Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant.

3.           Landlord may, without notice, assign this Guaranty in whole or in part and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability of the undersigned hereunder.

4.           The liability of the undersigned under this Guaranty shall be primary and that in any right of action which shall accrue to Landlord under the Lease, the Landlord may, at its option, proceed against the undersigned without having commenced any action, or having obtained any judgment against the Tenant.

5.           To pay Landlord's reasonable attorneys' fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this Guaranty against the undersigned, individually and jointly.

  Casimir-Quince, LLC, Lease Agreement

6.           That it does hereby waive notice of any demand by the Landlord, as well as any notice of default in the payment of rent or any other amounts contained or reserved in the Lease.

7.           The use of the singular herein shall include the plural.  The obligation of two or more parties shall be joint and several.  The terms and provisions of the Guaranty shall be binding upon and inure to the benefits of the respective successors and assigns of the parties herein named.

8.           Provided that they meet with Landlord’s inspection of financial condition, Landlord shall grant Tenant the opportunity to add two (2) additional Guarantors to this Guaranty during the first three (3) months of the Lease Term as defined herein.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed as of the date set forth of this Lease.

GUARANTOR:

By: CLS Labs Colorado, Inc. a Florida Corporation

By:    /s/ Jeffrey I. Binder

Name:   Jeffrey I. Binder

Title:   Chairman, President and Chief Executive Officer

  Casimir-Quince, LLC, Lease Agreement

EXHIBIT D

Addendum

Landlord will be responsible for roof related repairs for five (5) years from the Commencement Date of this agreement.  Landlord’s agreement to repair the roof of the premises expressly excludes any damages to the roof caused by Tenant, its employees, guests, invitees, licensees, subtenants or any other person acquiring access to the premises with the express or implied consent of the Tenant.  Furthermore, said agreement to repair does not apply to any damage to the roof caused by Tenant where the damage exceeds the Tenant’s regular business activities.  Tenant expressly understands and agrees that, except as set forth below, if it or its agents accesses the roof and causes damage thereto, that it will be liable for the cost to repair such damages.  Landlord agrees to provide Tenant with contact information for a person who can repair any roof leaks or other roof problems that require urgent attention in order for Tenant to conducts its regular business activities.  Should Tenant experience a roof leak or other roof problem, Tenant agrees to contact this person or company to correct the problem at Landlord's sole cost.  Should such person or company fail to address the problem within 24 hours, Tenant shall be permitted to contact its own agent to correct the problem at Landlord's sole cost and Tenant shall not be liable for any damage to the roof caused by its agent in correcting the problem.

Landlord will be responsible for any repairs or replacement the HVAC and heating system for two (2) years from the Commencement Date that are not the result of Tenant's other than regular business activities.  Except as follows, Tenant agrees not to modify change or adjust the external HVAC units while occupying the Premises.  Landlord agrees to provide Tenant with contact information for a person who can repair the HVAC and heating system promptly in order for Tenant to conducts its regular business activities.  Should Tenant experience a HVAC or heating system problem, Tenant agrees to contact this person or company to correct the problem at Landlord's sole cost.  Should such person or company fail to respond within 24 hours and/or correct the problem within a reasonable time period, Tenant shall be permitted to contact its own agent to correct the problem at Landlord's sole cost and Tenant shall not be liable for any damage to the HVAC and heating system caused by its agent in correcting the problem..

Landlord shall assure that the minimum ceiling height in the Premises is not less than 9 feet 6 inches, measured from the lowest point of the drop ceiling and sprinkler heads to the first floor.

Notwithstanding anything else contained in this Lease, (a) a Default with respect to payment of amounts due under this Lease (Base Rent, Additional Rent or other amounts)(collectively, a "Monetary Default") shall not exist until Landlord has provided written notice to Tenant that it has not received such amount and five (5) business days have elapsed  after Tenant receives such notice and such amount remains unpaid; and (b) a Default with respect to any matter other than a Monetary Default shall not exist Landlord has provided written notice to Tenant of the nature of such non-monetary default and Tenant has failed to cure such non-monetary default within a reasonable period of time based on good business practices.

Casimir-Quince, LLC, Lease Agreement